UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2021

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56248	84-2231905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6749 Ben Bostic Road Quincy, FL	32351
(Address of principal executive offices)	(Zip Code)

(850) 508-0261

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2021 (the “Effective Date”), the Board of Directors of Trulieve Cannabis Corp. (the “Company”) appointed Steven M. White as President of the Company. Kim Rivers, the Company’s Chief Executive Officer and principal executive officer, will no longer serve as President of the Company as of the Effective Date.

Mr. White co-founded the Company’s subsidiary, Harvest Health & Recreation Inc. (“Harvest”) in 2012 and served as a director and chief executive officer of Harvest until the closing of the Company’s acquisition of Harvest on October 1, 2021. Mr. White founded and serves on the board of directors of Harvesting Hope, a non-profit organization that supports young children suffering from seizure disorders. Prior to Harvest, Mr. White practiced law at his own boutique law firm, which he founded in 2005. Prior to founding his own firm, Mr. White practiced business, business litigation and regulatory law for two national law firms beginning in 1999. Mr. White earned a Bachelor of Science in Political Science from Arizona State University and a J.D. from Washington & Lee University, School of Law.

On the Effective Date, the Company entered into an Executive Employment Agreement with Mr. White (the “Employment Agreement”) pursuant to which Mr. White’s employment will be on an at-will basis, he will be paid an annual base salary of $375,000 and he will be eligible for an annual bonus targeted at 70% of his base salary based on the achievement of certain Company and individual performance goals to be established by the Compensation Committee of the Company’s Board of Directors. Upon achievement of superior performance against goals by both the Company and Mr. White, Mr. White will be eligible to receive a bonus equal to 140% of his base salary. The Employment Agreement also includes standard confidentiality, non-competition, non-solicitation, non-disparagement and intellectual property assignment provisions.

Mr. White will also be eligible to receive certain severance benefits in connection with a termination of his employment by the Company without Cause or by him for Good Reason (as defined in the Employment Agreement), subject to execution of a general release of claims. If such termination occurs, Mr. White shall be entitled to receive the sum of (a) two (2) times the sum of his base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (b) a prorated annual bonus for the current fiscal year, which shall be payable in equal installments over a twenty-four (24) month period in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions (“Severance”). In addition, the Company will pay COBRA premiums for Mr. White (and his dependents) until the earlier of (i) the twenty-four (24) month anniversary of his termination date; and (ii) the date on which he either receives or becomes eligible to receive substantially similar coverage from another employer. Any unvested equity awards held by Mr. White shall also immediately vest; provided that any equity award that is still subject to performance based vesting at the time of such termination will only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met.

If the Company terminates Mr. White’s employment without Cause or he terminates his employment for Good Reason within twenty-four (24) months following a Change of Control (as defined in the Employment Agreement), then he shall receive the same severance described above, except that (i) the Severance shall be equal to the sum of (A) two and 1⁄2 (2.5) times the sum of the base salary in effect on the date of termination plus the greater of the target bonus for the current fiscal year and the actual annual bonus paid during the prior fiscal year and (B) a prorated annual bonus for the current fiscal year, and shall be payable as a lump sum (rather than installments) on the Company’s first regular payroll date following the delivery of the general release of claims and conclusion of the revocation period and (ii) the COBRA continuation coverage shall be for a period of twenty-four (24) months.

Except as set forth in the Employment Agreement, there are no arrangements or understandings between Mr. White and any other persons pursuant to which he was appointed as President of the Company, there are no family relationships among any of the Company’s directors or executive officers and Mr. White and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As previously disclosed by Harvest, Harvest issued two secured promissory notes to Harvest of Ohio LLC, which is owned 49% by Mr. White. The first secured promissory note was issued in February 2020 in the original principal amount of $5.0 million, accrues interest at a rate of 6% per annum due at maturity and will mature 18 months after the entity receives all three certificates of operation to commence medical marijuana dispensary operations in Ohio and the second secured promissory note was issued in February 2021 in the original principal amount of $3.0 million, accrues interest at a rate of 17% per annum due at maturity and will mature 30 months after the entity receives all three certificates of operation to commence medical marijuana dispensary operations in Ohio.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement dated December 24, 2021 by and between Trulieve Cannabis Corp. and Steven M. White

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trulieve Cannabis Corp.

By:	/s/ Eric Powers
Name:	Eric Powers
Title:	Chief Legal Officer

Date: December 28, 2021